Exhibit 99.1
Market Leader Xos Positioned for Strong 2024 by Gross Margin Improvement and Pending Acquisition
Full Year Revenue increased 22% year-over-year
Strong positive gross margins in the third and fourth quarters of 2023
Entered into a definitive agreement to acquire ElectraMeccanica and significantly strengthen Xos’ balance sheet
LOS ANGELES, CA – March 21, 2024 – Xos, Inc. (NASDAQ: XOS) (“Xos” or the “Company”), a leading electric truck manufacturer and fleet services provider, today reported financial results for the fourth quarter and year ended December 31, 2023.
Full Year 2023 Highlights:
●2023 revenue improved significantly to $44.5 million from $36.4 million in 2022
●Achieved positive gross margins in the third and fourth quarters of 2023, supported by the release of an updated stepvan platform
●Bolstered position as the EV stepvan market leader with deliveries of 283 units to the largest fleets in North America, including FedEx Ground, UPS, Loomis, Canada Post, UniFirst, and Penske
●Reduced quarterly operating expenses by 43% in two years
●Subsequent to year end, entered into a definitive arrangement agreement to acquire ElectraMeccanica in an all-stock transaction that is expected to include over $45 million in cash to support Xos’ ongoing operations
●Subsequent to year end, announced the updated Xos Hub™, a rapidly deployable charging unit designed to help expedite the electrification of fleets with 280kWh of energy capacity and charging rates of up to 160kW
Dakota Semler, Chief Executive Officer of Xos, commented, “Last year was a year of positive milestones for Xos. Our customers continued to demonstrate robust demand for Xos EVs, which resulted in record back-to-back quarters in the second half of 2023. Importantly, we achieved our goal to deliver positive gross margins while substantially reducing operating expenses. Finally, we positioned Xos to strengthen its liquidity through the planned acquisition of ElectraMeccanica.”

Fourth Quarter and Full Year 2023 Financial Highlights

	Quarters ended		Years ended 31 December,
(in millions)	31 Dec 2023	30 Sep 2023	2023	2022
Revenues	$18.4	$16.7	$44.5	$36.4
Gross profit (loss)	$1.3	$2.0	$(1.3)	$(30.0)
Non-GAAP gross profit (loss)(1)	$0.6	$1.1	$(2.3)	$(16.4)
Net loss	$(13.8)	$(14.1)	$(75.8)	$(73.3)
Loss from operations	$(11.8)	$(12.6)	$(65.0)	$(111.3)
Non-GAAP operating loss(1)	$(10.9)	$(11.2)	$(58.1)	$(92.5)
Inventories	$37.8	$48.9	$37.8	$57.5
Cash equivalents, restricted cash and marketable debt securities(2)	$11.6	$23.4	$11.6	$89.3
____________________________
(1) For further information about how we calculate Non-GAAP gross profit (loss) and Non-GAAP operating loss, see below for the reconciliations of GAAP to non-GAAP financial measures provided in the tables included in this release.
(2) Includes cash, cash equivalents, restricted cash, and marketable debt securities, available-for-sale (for the year-ended December 31, 2022).
2024 Outlook:
Xos’ outlook for 2024 is as follows:

Revenue	$66.7 to $100.4 million
Non-GAAP operating loss	$48.7 to $43.7 million
Unit Deliveries (1)	400 to 600 units
____________________________
(1) Unit deliveries forecast includes stepvans and our powertrain and Xos Hub products.
Liana Pogosyan, Acting Chief Financial Officer of Xos, added, “Launching our gross margin positive stepvan, setting delivery records in the third and fourth quarter, and securing meaningful capital via our expected acquisition of ElectraMeccanica have each strengthened Xos’ position. These accomplishments provide me with confidence that we will continue to deliver on our targets in 2024 and beyond. As a result, we expect to deliver strong revenue growth of approximately 88% year-over-year at the midpoint of our guidance range.”

The outlook provided above is based on management beliefs and expectations as of the date of this press release. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Cautionary Statement Regarding Forward-Looking Statements.” Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Conference Call and Webcast Details
Date / Time: Thursday, March 21, 2024, at 4:30 p.m. EDT / 1:30 p.m. PDT
Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1655220&tp_key=d4e9555402
U.S. Toll-Free Dial In: 1-833-816-1411
International Dial In: 1-412-317-0507
Conference ID: 10186286
To access the call, please dial in approximately ten minutes before the start of the call.

For those unable to participate in the live call, an audio replay will be available following the call through midnight Thursday, April 4, 2024. To access the replay, please call 1-844-512-2921 or 1-412-317-6671 (International) and enter access code 10186286. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.

About Xos, Inc.
Xos is a leading technology company, electric truck manufacturer, and fleet services provider for battery-electric fleets. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes. The company leverages its proprietary technologies to provide commercial fleets with battery-electric vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos’ consolidated financial results. Xos’ non-GAAP financial measures include operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit (loss), which are defined below.

“Operating cash flow less CapEx (Free Cash Flow)” is defined as net cash used in operating activities minus purchases of property and equipment.

“Non-GAAP operating loss” is defined as loss from operations adjusted for stock-based compensation, inventory write-downs, physical inventory and other adjustments, and ElectraMeccanica transaction costs and operating losses from before the close of the acquisition by Xos.

“Non-GAAP gross profit (loss)” is defined as gross profit (loss) minus inventory write-downs and physical inventory and other adjustments.

Xos believes that the use of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit (loss) reflects additional means of evaluating Xos’ ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos’ future results will be unaffected by unusual or non-recurring items. It is important to note Xos’ computation of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit (loss) may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit (loss) in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos’ operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.
This release includes a forward-looking outlook for non-GAAP operating loss. The Company is not able to provide, without unreasonable effort, a reconciliation of the outlook for non-GAAP operating loss because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) stock-based compensation, (b) total operating expenses and (c) other nonrecurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond Xos’ control and as a result Xos is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its outlook for 2024.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information for 2024; expectations and timing related to product deliveries and customer demand; sufficiency of existing cash reserves; customer acquisition and order metrics; ability to access additional capital and Xos’ long-term strategy and future growth. These forward-looking statements may be identified by the words “believe,” “plan,” “project,” “potential,” “seem,” “seek,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “target,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’ ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) Xos’ limited operating history, (iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iv) Xos’ ability to meet production milestones and fulfill backlog orders, (v) changes in the industries in which Xos operates, (vi) variations in operating performance across competitors, (vii) changes in laws and regulations affecting Xos’ business, (viii) Xos’ ability to implement its business plan or meet or exceed its financial projections, (ix) Xos’ ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages, (x) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry, (xi) Xos’ ability to service its indebtedness, (xii) macroeconomic and political conditions, and (xiii) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos’ Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2023 and our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2023, and Xos’ other filings with the SEC, copies of which may be obtained by visiting Xos’ Investors Relations website at https://investors.xostrucks.com/ or the SEC's website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2023. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.

Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com

Xos, Inc. and Subsidiaries
Consolidated Balance Sheets
Unaudited

	December 31, 2023	December 31, 2022
(in thousands, except par value)
Assets
Cash and cash equivalents	$11,640	$35,631
Restricted cash	-	3,044
Accounts receivable, net	15,142	8,238
Marketable debt securities, available-for-sale	-	50,648
Inventories	37,843	57,540
Prepaid expenses and other current assets	7,070	8,100
Total current assets	71,695	163,201
Property and equipment, net	14,660	18,581
Operating lease right-of-use assets, net	4,991	6,555
Other non-current assets	2,338	1,599
Total assets	$93,684	$189,936

Liabilities and Stockholders’ Equity
Accounts payable	$2,756	$2,896
Convertible debt, current	-	26,849
Derivative liabilities	-	405
Other current liabilities	16,817	15,616
Total current liabilities	19,573	45,766
Earn-out shares liability	39	564
Common stock warrant liability	395	661
Convertible debt, non-current	19,920	19,870
Other non-current liabilities	8,561	11,000
Total liabilities	48,488	77,861
Commitment and Contingencies
Stockholders’ Equity
Common Stock $0.0001 par value, authorized 1,000,000 shares, 5,941(1) and 5,627(1) shares issued and outstanding at December 31, 2023 and 2022, respectively	1	1
Preferred Stock $0.0001 par value, authorized 10,000 shares, 0 shares issued and outstanding at December 31, 2023 and 2022, respectively	-	-
Additional paid-in capital	198,456	190,231
Accumulated deficit	(153,261)	(77,418)
Accumulated other comprehensive loss	-	(739)
Total stockholders’ equity	45,196	112,075
Total liabilities and stockholders’ equity	$93,684	$189,936
(1) Shares have been retrospectively adjusted for the 1-for-30 reverse stock split that occurred on December 6, 2023.

Xos, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
Unaudited

(in thousands, except per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenues	$18,376	$8,571	$44,523	$36,376
Cost of goods sold	17,049	16,546	45,813	66,405
Gross profit (loss)	1,327	(7,975)	(1,290)	(30,029)

Operating expenses
General and administrative	7,737	10,102	37,698	41,093
Research and development	4,143	6,186	19,589	30,679
Sales and marketing	1,275	1,656	6,388	9,547
Total operating expenses	13,155	17,944	63,675	81,319

Loss from operations	(11,828)	(25,919)	(64,965)	(111,348)

Other expense, net	(2,207)	(3,356)	(12,047)	(4,835)
Change in fair value of derivative instruments	146	5,059	671	14,184
Change in fair value of earn-out shares liability	76	4,534	519	28,682
Loss before provision for income taxes	(13,813)	(19,682)	(75,822)	(73,317)
Provision for income taxes	14	5	21	8
Net loss	$(13,827)	$(19,687)	$(75,843)	$(73,325)

Other comprehensive income (loss)
Marketable debt securities, available-for-sale
Change in net unrealized gain (loss), net of tax of $0, for the years ended December 31, 2023 and 2022	-	477	739	(358)
Total comprehensive loss	$(13,827)	$(19,210)	$(75,104)	$(73,683)

Net loss per share(1)
Basic	$(2.33)	$(3.51)	$(13.11)	$(13.31)
Diluted	$(2.33)	$(3.51)	$(13.11)	$(13.32)
Weighted average shares outstanding(1)
Basic	5,933	5,601	5,787	5,508
Diluted	5,933	5,601	5,787	5,812
(1) Shares have been retrospectively adjusted for the 1-for-30 reverse stock split that occurred on December 6, 2023.

Reconciliation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Profit (Loss):
Operating Cash Flow less CapEx (Free Cash Flow):

	Three Months Ended December 31,
			Twelve Months Ended December 31,		Three Months Ended September 30,
(in thousands)
	2023	2022	2023	2022	2023
Net cash used in operating activities	$(631)	$(22,363)	$(39,286)	$(127,960)	$(8,613)
Purchase of property and equipment	(221)	(2,215)	(1,385)	(14,113)	190
Free-Cash Flow	$(852)	$(24,578)	$(40,671)	$(142,073)	$(8,423)
Non-GAAP Operating Loss:

	Three Months Ended December 31,
			Twelve Months Ended December 31,		Three Months Ended September 30,
(in thousands)
	2023	2022	2023	2022	2023
Loss from Operations	$(11,828)	$(25,919)	$(64,965)	$(111,348)	$(12,625)
Stock-based compensation	1,598	1,471	7,906	5,222	2,242
Inventory reserves	(721)	361	(1,876)	5,661	(1,097)
Physical inventory and other adjustments	25	4,584	864	7,948	261
Non-GAAP Operating Loss	$(10,926)	$(19,503)	$(58,071)	$(92,517)	$(11,219)
Non-GAAP Gross Profit (Loss):

	Three Months Ended December 31,
			Twelve Months Ended December 31,		Three Months Ended September 30,
(in thousands)
	2023	2022	2023	2022	2023
Gross profit (loss)	$1,327	$(7,975)	$(1,290)	$(30,029)	$1,985
Inventory reserves	(721)	361	(1,876)	5,661	(1,097)
Physical inventory and other adjustments	25	4,584	864	7,948	261
Non-GAAP Gross Profit (Loss)	$631	$(3,030)	$(2,302)	$(16,420)	$1,149